ALLIANCEBERNSTEIN BOND FUND, INC.

                      ARTICLES SUPPLEMENTARY

          AllianceBernstein Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

          FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 18,000,000,000 shares and classifies such shares as 3,000,000,000 shares of Class K Common Stock and 3,000,000,000 shares of Class I Common Stock of each of the Corporation's portfolios (individually, a "Portfolio") as set forth in Article THIRD below.

          SECOND: The shares of the Class K Common Stock and Class I Common Stock of each of the Corporation's Portfolios as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the applicable Portfolio (other than those provisions of the Charter which by their terms are applicable solely to other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

               (1) The assets attributable to the Class K Common Stock and Class I Common Stock of a Portfolio shall be invested in the same investment portfolio of the Corporation as the assets attributable to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Advisor Class Common Stock of that Portfolio.

               (2) The dividends and distributions of investment income and capital gains with respect to the Class K Common Stock and Class I Common Stock of a Portfolio shall be in such amount as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Advisor Class Common Stock, Class R Common Stock, Class K Common Stock and Class I Common Stock (as applicable) of that Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the seven classes and any resultant differences among the net asset values per share of the seven classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses or capital gains and losses and expenses and liabilities of the Corporation and of amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of a Portfolio among the Class A Common Stock of a Portfolio, the Class B Common Stock of that Portfolio, the Class C Common Stock of that Portfolio, the Advisor Class Common Stock of that Portfolio, the Class R Common Stock of that Portfolio, the Class K Common Stock of that Portfolio and the Class I Common Stock of that Portfolio shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded.

               (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of each of the Class K Common Stock and Class I Common Stock of a Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of Common Stock of that Portfolio, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 applicable to such class of that Portfolio and (ii) no voting rights with respect to any other matter that affects one or more classes of Common Stock, but not the class of which they are holders.

          THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 45,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $45,000,000 classified as follows:

--------------------  ------------------  ------------------  ------------------
                      Alliance-Bernstein  Alliance-Bernstein  Alliance-Bernstein
                      U.S. Government     Corporate Bond      Quality Bond
NAME OF PORTFOLIO     Portfolio           Portfolio           Portfolio
--------------------  ------------------  ------------------  ------------------

CLASS A COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS B COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS C COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

ADVISOR CLASS COMMON
STOCK                 3,000,000,000       3,000,000,000       3,000,000,000

CLASS R COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

          B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation has authority to issue is 63,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $63,000,000 classified as follows:

--------------------  ------------------  ------------------  ------------------
                      Alliance-Bernstein  Alliance-Bernstein  Alliance-Bernstein
                      U.S. Government     Corporate Bond      Quality Bond
NAME OF PORTFOLIO     Portfolio           Portfolio           Portfolio
--------------------  ------------------  ------------------  ------------------

CLASS A COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS B COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS C COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

ADVISOR CLASS COMMON  3,000,000,000       3,000,000,000       3,000,000,000

CLASS R COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS K COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

CLASS I COMMON STOCK  3,000,000,000       3,000,000,000       3,000,000,000

          FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.

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          IN WITNESS WHEREOF, AllianceBernstein Bond Fund, Inc.
has caused these Articles Supplementary to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and attested by Mark R. Manley, Secretary of the Corporation, this 18th day of January, 2005. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                ALLIANCEBERNSTEIN BOND FUND, INC.


                                        By: /s/ Marc O. Mayer
                                            ---------------------
                                                Marc O. Mayer
                                                President

ATTEST:

/s/ Mark R. Manley
---------------------
    Mark R. Manley
    Secretary

00250.0157 #538456v2